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EXHIBIT 99.2




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CONTACTS:      Thomas E. Klein                       Media Relations:
               Chief Financial Officer               Reva Jaffe Wayman
               Vion Pharmaceuticals, Inc.            Harrison, Star, Wiener
               203/498-4210                          & Beitler PR
                                                     212/689-3690

                                                     Investor Relations:
                                                     Susan Burnett
                                                     Burns McClellan
                                                     212/505-1919





                                                     FOR IMMEDIATE RELEASE


VION PHARMACEUTICALS, INC. ADJUSTS WARRANTS

NEW HAVEN, CT, June 4, 1996 -- Vion Pharmaceuticals, Inc. (NASDAQ: VION) announced today adjustments in its outstanding warrants, required as a result of its recent private placement. Holders of record as of the close of business on July 3, 1996, of the Company's Class A and Class B warrants, will receive one tenth of an additional Class A or Class B warrant respectively for each such warrant held. The payment date will be July 12, 1996. The adjustment will also reduce the exercise price of the Company's Class A warrants from $5.20 to $4.73, and will reduce the exercise price of the Company's Class B warrants from $7.00 to $6.37.

Vion Pharmaceuticals is a biopharmaceutical company dedicated to discovering, developing and marketing oncology and antiviral products. The Company's anticancer agent PromycinTM (Porfiromycin) is currently in Phase III clinical trials.